UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007

BioCryst Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Parkway Lake Drive, Birmingham, Alabama	35244
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 444-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During 2007, BioCryst Pharmaceuticals, Inc. (the “Company”) hired a compensation consultant to perform a competitive compensation analysis of the Company’s overall compensation practices. As a result of this analysis, on November 6, 2007, the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) approved an Annual Incentive Plan (the “Plan”) for the Company effective beginning with the 2007 fiscal year. The Plan provides incentive targets and ranges for employees of the Company at organizational levels 1-3. The Compensation Committee (the “Committee”) of the Board had previously approved the establishment of certain organizational levels within the Company. For 2007, the Management of the Company established certain corporate objectives and individuals developed personal objectives to help achieve the corporate objectives. The Plan includes individual incentive ranges, with a minimum, target and maximum incentive opportunity that varies by participant. Overall funding for the pool is based on the Company’s performance against the current year objectives and may range from $0 to an amount above the sum of the individual targets for exceptional Company performance. Distribution of the pool relative to the incentive ranges will be based on individual performance and all awards under the plan will be settled in cash. For the CEO, the annual incentive range is 0% (minimum) to a target equal to 50% of base salary to a maximum of 75% of base salary. For the other named executive officers, the annual incentive opportunity ranges from 0% to target incentive levels equal to 25% or 30% of base salary, to a maximum equal to either 25% or 30% of base salary. The one exception is for Dr. Alexander whose employment agreement indicated a maximum of 40% of base salary. Under the Plan, all awards will be determined by the Committee.

On November 6, 2007, the Board also approved an Executive Relocation Policy (the “Policy”) for certain new employees of the Company. The Policy covers individuals assigned to a position at organizational levels 1-3 who are relocating and currently own a home and wish to buy a home at the new location. The Policy requires 100% repayment to the Company if the employee leaves or is terminated for cause within 12 months from the effective date. Key provisions of the Policy provide two house hunting trips, temporary living and trips home up to 90 days, home selling support (buyer value option and management of process through third party) or direct reimbursement for some selling expenses, temporary storage of goods, customary closing expenses on new home, miscellaneous allowance of 1 months salary not to exceed $5,000, and gross up of all taxable expenses.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year:

On November 6, 2007, the Board of the Company adopted certain amendments to the Company’s by-laws, primarily to change Sections 4.2 and 4.3 to comply with Nasdaq regulations regarding direct registration of shares effective January 1, 2008. In addition, Section 2.13 was amended to allow electronic communications and Sections 1.10, 2.1, 2.2, 2.3, 2.5 and 2.14 were amended to conform the by-laws to the Certificate of Incorporation.

A complete copy of the Company’s By-laws, as amended, is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits:

Exhibit No.	Description
3.1	By-laws of the Company as amended November 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2007

BioCryst Pharmaceuticals, Inc.

By: /s/ Michael A. Darwin
Michael A. Darwin
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-laws of the Company as amended November 6, 2007.